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                                                     EXHIBIT 23.3



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 12, 2001 relating to the financial statements, which appear in Frontline Ltd.'s Annual Report on Form 20-FA for the year ended December 3, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopersDA
Oslo, Norway
July 13, 2001


































02089018.AB3